EXHIBIT 10.1

Memorandum of Understanding
Family Hydroponics & Terra Tech Corp Joint Venture

between

Terra Tech Corp (Derek Peterson, CEO President) (Party A)

And

The Edible Farm Project (Ken Vande Vrede, GroRite) (Party B)

I.  Purpose and Scope

The purpose of this Memorandum of Understanding (MOU) is to clearly identify opportunities that exist in the production of leafy greens and produce and the roles and responsibilities of each party as they relate to a joint venture and business expansion plan to be termed “The Edible Farm Project”.  Together party A and Party B will pursue capital and collectively engage in forming a partnership to expand and increase market share in the urban agricultural space.

SCOPE:

1.	Raise capital to expand existing hydroponic cultivation footprint at the Vande Vrede farm to accommodate increased demand from ShopRite and other major retailers.
a.	Plan the construction of an additional 2.5 acres of greenhouse space
b.	Invest in increased automation
c.	Design marketing and branding strategy
d.	Brand specialized nutrient line for sale into franchise channel
e.	Develop Marketing collateral
f.	Secure exclusive contract with major retailer to purchase entire production out of the 2.5 acres in New Jersey
g.	Develop second tier cultivation in existing greenhouse footprint
h.	Source supplemental LED lighting
2.	Develop and form corporate structure around the Edible Farm Project
a.	Determine whether public vehicle or private entity is best suited
3.	Establish additional roles and responsibilities of team
a.	Develop org. chart
4.	Develop franchise model for nationwide rollout
a.	Cultivate sales channel of produce buyers nationwide
b.	Begin to develop franchise model and FDD (Franchise Disclosure Document)
c.	Develop Franchise marketing plan
d.	Source products and materials to sell into franchise sales channel
e.	Establish distributor pricing with greenhouse manufacturers

II.  MOU Term

The term of this MOU Agreement will be for 100 days from the date of signature.  Cooperating parties will assess continued engagement at the end of the term.

III.  Party A & B Responsibilities

Both parties will share the above tasks in Section 1, according to their core competencies and will assist the other parties within their capacity to achieve a successful result.

IV.  Terms

Outside of each party’s normal business activities, each party will give full effort to fulfill the above responsibilities in an effort to create a successful joint venture.

1.
Terra Tech Corp (party A) will not engage another farming or agricultural group to engage in the activities provided in section 1 (Purpose and Scope) without the express consent of the Vande Vrede Family, GroRite.

2.
The Vande Vrede Family, GroRite (Party B) will not engage another publicly traded company or strategic partner to engage in the activities provided in section 1 (Purpose and Scope), without the express consent of Terra Tech.

3.	Expenses will be shared equally between parties for the duration of this agreement and all expenses over $100.00 will need approval by both parties in advance.

V.  Modification and Termination

1.
This agreement may be cancelled or terminated without cause by either party by giving (45) calendar days advance written notice to the other party. Such notification shall state the effective date of termination or cancellation and include any final performance and/or payment invoicing instructions or requirements.

2.	Any and all amendments must be made in writing and must be agreed to and executed by the parties before becoming effective.

VI.  Effective Date and Signature

This MOU shall be effective upon the signature of Party A and Party B authorized officials. It shall be in force for 100 calendar days from the date of signature.

Signatures and dates

/s/ Ken Vande Vrede  July 30, 2012
_________________________________
The Edible Farm Project (Ken Vande Vrede, GroRite) (Party B)

Derek Peterson  July 30, 2012
_________________________________

Derek Peterson, CEO/ President Terra Tech Corp TRTC (Party A)